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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
United Park City Mines Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED PARK CITY MINES COMPANY
P. O. Box 1450
Park City, Utah 84060
Telephone: (435) 649-8011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 4, 2002

To the Stockholders:

        The annual meeting ("Meeting") of stockholders of UNITED PARK CITY MINES COMPANY ("Company") will be held at the Grand America Hotel, 555 South Main Street, Salt Lake City, Utah, on Tuesday, June 4, 2002, commencing at 10:00 A.M. (Mountain Daylight Time) for the following purposes:

  1.
  To elect six directors to the Board of Directors;

  2.
  To approve the appointment of independent accountants for the fiscal year ending December 31, 2002.

  3.
  To transact such other business as may properly come before the Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on April 10, 2002, as the record date for the determination of stockholders entitled to notice of the Meeting. All stockholders of record of the Company at that time will be entitled to vote at the Meeting. The transfer books will not be closed. A listing of those stockholders entitled to vote will be available for inspection ten days prior to the Meeting at the Company's principal executive offices located approximately 1 1/2 miles south of Park City, Utah, on Highway 224.

        Stockholders who do not plan to attend the Meeting are urged to read the enclosed proxy statement and to fill in, date, and sign the enclosed proxy card and return it to the Company in the enclosed envelope.

                      By Order of the Board of Directors,

                      Michael R. Salmond
                       Secretary

Park City, Utah
April 20, 2002

THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIALS ARE SOLELY FOR THE INFORMATION OF PRESENT STOCKHOLDERS OF THE COMPANY. NO ONE SHOULD BUY OR SELL ANY SECURITY IN RELIANCE ON ANY STATEMENT HEREIN. THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIALS ARE NEITHER AN OFFER TO BUY OR SELL NOR A SOLICITATION OF OFFERS TO BUY OR SELL ANY SECURITY.

UNITED PARK CITY MINES COMPANY
P. O. Box 1450
Park City, Utah 84060
Telephone: (435) 649-8011

April 20, 2002

PROXY STATEMENT

PROXY SOLICITATION

        This statement is furnished in connection with the solicitation by the Board of Directors of United Park City Mines Company, a Delaware corporation ("Company"), of proxies to be voted at the Company's annual meeting of stockholders ("Meeting") to be held on June 4, 2002 and at any and all adjournments thereof. This proxy statement and form of proxy are being sent to stockholders on approximately April 20, 2002.

        If the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting. Each proxy will be voted as instructed and, if no instruction is given, will be voted "FOR" the election of the named directors and the reappointment of the Company's current independent accountants. The named proxies may vote in their discretion upon such other matters as may properly come before the Meeting. A stockholder giving a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing a later dated proxy, or by voting in person at the meeting.

        EquiServe, First Chicago Trust Division, the Company's transfer agent, will tabulate votes. Shares represented by abstentions will be counted in determining the number of shares present at the meeting, but are not counted as a vote in favor of a proposal, and therefore have the same effect as a vote withheld. Broker non-votes are counted in determining the number of shares present at the meeting.

PERSONS MAKING THE SOLICITATION

        The proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies (which the Company estimates will be approximately $5,000) will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock held in a broker or nominee name. Directors, officers, and employees of the Company may solicit proxies in person or by mail, telephone, or telegraph, but will receive no extra compensation for doing so.

STOCKHOLDERS ENTITLED TO VOTE

        The only shares that may be voted are the 3,249,411 shares of the Company's common stock ("Common Stock") outstanding on April 10, 2002, the record date for determination of stockholders entitled to notice of and to vote at the Meeting. Each share is entitled to one vote on each matter submitted for vote at the meeting.

PROPOSAL NUMBER 1
TO ELECT SIX DIRECTORS TO THE BOARD OF DIRECTORS

        The six persons named below are currently directors of the Company and have been nominated to stand for re-election as directors of the Company at the Meeting to serve for the coming year or until such time as their successors shall be elected and qualified. The Company expects that all of the nominees will be able to serve as directors. If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management. No family relationships exist among the members of the Board of Directors.

Name	Age	Position
Joseph S. Lesser	73	Director
Peter S. Duncan	42	Director
Alan L. Gordon	67	Director
Ronald S. Krolick	52	Director
Mark Mashburn	45	Director
Hank Rothwell	54	President, Chief Executive Officer, and Director

        Mr. Lesser has been a director of the Company since August 1985. Since 1979, he has been general partner of Loeb Partners Realty, a real estate investment company in New York, New York. He is also Managing Partner of Loeb Investors Co. XL, a real estate investment company in New York, New York. See "Security Ownership of Certain Beneficial Owners and Management."

        Mr. Duncan has been a director of the Company since January 2001. Mr. Duncan has been the President and Chief Executive Officer of George Comfort & Sons, Inc. ("Comfort") since 1996. Comfort is a real estate concern based in New York City, which is involved with the ownership and management of approximately eight million square feet of commercial office and loft properties. He has held various positions with Comfort for over eighteen years, where he is actively involved in acquisition, development repositioning, financing, management and leasing activities. See "Security Ownership of Certain Beneficial Owners and Management."

        Mr. Gordon has served as a director since October 1990. Mr. Gordon is Executive Vice President of Loeb Partners Realty, a real estate company in New York, New York. He also holds an interest in Loeb Investors Co. XL, a real estate investment company in New York, New York. See "Security Ownership of Certain Beneficial Owners and Management."

        Mr. Krolick has been a director of the Company since January 2001. Mr. Krolick is a managing director of Crédit Lyonnais Securities (USA), Inc. located in New York City and the head of the real estate investment banking activities of Crédit Lyonnais in North America. Prior to his present position, Mr. Krolick was a senior managing director of a specialized securities firm that was founded by him and others, all of whom were formerly associated with Lazard Frères & Co. LLC in New York, NY. For nearly twenty years before becoming an investment banker he practiced law as a municipal bond attorney. Mr. Krolick is a member of the New York Bar Association and admitted to practice in the courts of the State of the New York and the United States of America including the U.S. Tax Court. See "Security Ownership of Certain Beneficial Owners and Management."

        Mr. Mashburn has been a director of the Company since January 2001. Mr. Mashburn is Chief Executive Officer/President of the Somarvale Group, Inc. ("SGI"), a real estate investment-banking group in New York City, New York. Since 1998, he has served as Chief Executive Officer of United Golf Group, a company that owns and operates golf courses. See "Security Ownership of Certain Beneficial Owners and Management."

        Mr. Rothwell has served as President, Chief Executive Officer, and a director of the Company since September 1, 1991. For the prior eight years, Mr. Rothwell was Executive Vice President of Salt Lake Investment Company, a real estate development company in Salt Lake City, Utah. Mr. Rothwell has also been a consultant in the real estate development industry for approximately sixteen years as President of Rothwell Company, a real estate development and consulting company in Salt Lake City, Utah. Mr. Rothwell was awarded the Certified Commercial Investment Member ("CCIM") designation in 1979 and the Counselor of Real Estate ("CRE") designation in 1984. See "Security Ownership of Certain Beneficial Owners and Management."

The Board of Directors recommends a vote "FOR" the above nominees.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information regarding the compensation for the Company's Chief Executive Officer for the last three fiscal years. No other executive officer received total annual salary and bonus in excess of $100,000 during the three years presented.

		Annual Compensation			Long-Term Compensation
Name and Principal Position
	Year	Salary		Bonus	Options
Hank Rothwell,(1) President, Chief Executive Officer	2001 2000 1999	$ $ $	152,024 135,510 127,981	$ — — 61,082(2)	— — —

(1)
Mr. Rothwell currently has an incentive stock option to purchase 33,333 shares at an exercise price of $6.874 per share. The option was granted in 1994 under the Company's stock option plan and no compensation expense was recorded at the time of the grant of the stock option because the exercise price was equal to the value of the stock on the date of the grant.
(2)
The Company has employed Mr. Rothwell as its President and Chief Executive Officer since September 1, 1991. Under Mr. Rothwell's employment agreement (refer to the Section entitled "Employment Agreement" for a more complete description), Mr. Rothwell has earned incentive compensation, which is tied to the profitability of certain projects. Mr. Rothwell earned incentive compensation totaling $61,082 during 1998, which was paid during 1999.

Option/SAR Grants in Last Fiscal Year

        In 1994, the Company granted Mr. Rothwell an incentive stock option under the Company's stock option plan. No compensation was recorded at the time of the grant of the stock option because the exercise price was equal to the value of the stock on the date of the grant. Mr. Rothwell currently has the option to purchase 33,333 shares at an exercise price of $6.874 per share.

        No options or grants of stock appreciation rights ("SAR") were made in the last fiscal year to any of the executive officers of the Company.

Fiscal Year End Option Value

        The following table sets forth information regarding the number and value of unexercised options held by the Company's Chief Executive Officer as of December 31, 2001.

Name	Number of Unexercised Options at December 31, 2001	Value of Unexercised In-the-Money Options at December 31, 2001
Hank Rothwell	33,333 Shares Exercisable	$647,994 Exercisable(1)
No Shares Unexercisable

(1)
The closing price of the Company's common stock on December 31, 2001, the last trading day of the year, was $19.44 per share, $12.57 per share greater than the exercise price of $6.874 per share.

Long Term Incentive Plan Awards in Last Fiscal Year

        No awards under any long-term incentive plan were made to the named executive officer during the last fiscal year.

Compensation of Directors

        The Directors of the Company receive no compensation for their services as Directors.

Employment Agreement

        During the second quarter of 2000, the Company entered into a three-year employment agreement ("Agreement") with Hank Rothwell for Mr. Rothwell's services as President and Chief Executive Officer of the Company. The Agreement provided for an initial annual base salary of $135,000, which was to be increased annually by the lesser of either 6% or a formula based upon the Consumer Price Index, and provided for incentive compensation tied to the profitability of certain projects undertaken by the Company. No incentive compensation was earned by Mr. Rothwell during the years ended December 31, 2001 and December 31, 2000. Mr. Rothwell earned incentive compensation totaling $61,082 during 1998, which was paid during 1999.

Report on Repricing of Option/SARs

        The Company adjusted in 1995 the exercise price of stock options previously awarded to the named executive officer pursuant to a one for twenty reverse stock split effected by the Company. The original exercise price of the stock options of $0.3437 per share was adjusted to $6.874 per share as a result of the reverse stock split. The Company does not consider this adjustment to have been a repricing of the options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth, as of March 4, 2002, the names of those persons known to the Company to beneficially own more than 5% of the outstanding common stock of the Company. The percentages are calculated on the basis of the 3,249,411 shares outstanding plus 100,833 shares under presently exercisable options for a total of 3,350,244 shares. The information with respect to stockholders has been obtained from statements filed on Schedule 13D by the respective stockholders.

Name and address of Beneficial Owner	Shares Beneficially Owned		Percent of Class
Loeb Investors Co. XL 521 5th Avenue New York, NY 10175	2,722,786	(1)	81.27%
Joseph S. Lesser 521 5th Avenue New York, NY 10175	2,722,786	(1)	81.27%
Labrador Partners L.P. 780 3rd Ave., Suite 3801 New York, NY 10017	1,805,007.6	(2)	53.88%
Stephen L. Farley 780 3rd Ave., Suite 3801 New York, NY 10017	1,805,007.6	(2)(4)	53.88%
Tivoli Partners LP 42 E. 81st St. New York, NY 10028	1,805,007.6	(3)	53.88%
Peter I. Kenner	1,805,007.6	(3)(4)	53.88%
Other selling stockholders under the Agreement (as defined below in footnote 1)	1,805,007.6	(4)	53.88%

1)
Mr. Joseph S. Lesser is the Managing Partner of Loeb Investors Co. XL, and as such has beneficial ownership of the shares beneficially owned by Loeb Investors Co. XL. Includes 1,805,007.6 shares which are being sold pursuant to a Stock Purchase Agreement dated February 21, 2002 (the "Agreement"). Of the 1,805,007.6 shares being sold, Loeb Investors Co. XL holds of record 1,268,154.6 shares. The remaining balance of 536,853 shares is held of record by other selling stockholders as described below. Loeb Investors Co. XL and Mr. Joseph S. Lesser disclaim beneficial ownership of such shares. Loeb Investors Co. XL holds of record an additional 917,778.5 shares, which are not being sold pursuant to the Agreement.
2)
Mr. Stephen L. Farley is the Managing Partner of Labrador Partners, L.P., and as such has beneficial ownership of the shares beneficially owned by Labrador Partners, L.P. and an additional 13,858 shares as described in footnote 4. Includes 1,805,007.6 shares which are being sold pursuant the Agreement. Of the 1,805,007.6 shares being sold, Labrador Partners, L.P. holds of record 367,000 shares. The remaining balance of 1,438,007.6 shares is held of record by other selling stockholders as described above and below. Labrador Partners, L.P. and Mr. Stephen L. Farley disclaim beneficial ownership of such shares.
3)
Mr. Peter I. Kenner is the general partner of Tivoli Partners LP, and as such has beneficial ownership of the shares beneficially owned by Tivoli Partners LP and an additional 705 shares as described in footnote 4 and 25,872 owned of record by himself. Includes 1,805,007.6 shares which are being sold pursuant to the Agreement. Of the 1,805,007.6 shares being sold, Tivoli Partners LP holds of record 98,820 shares and Mr. Peter I. Kenner holds of record 25,872. The remaining balance of 1,680,315.6 shares is held of record by other selling stockholders as described above and below. Tivoli Partners LP and Mr. Peter I. Kenner disclaim beneficial ownership of such shares.
4)
Includes 1,805,007.6 shares which are being sold pursuant to the Agreement. The following are additional parties to the Agreement and hold the number of shares of record following their name: Eileen Farley Trust (6,900), John Farley Trust (6,500), Trust f/b/o John S. Farley (229) and Trust f/b/o Grace Farley (229), all of which shares are also beneficially owned by Stephen L. Farley; Peter Kenner Cust FBO Nicholas Kenner (650) and Peter Kenner Cust FBO Katherine I. Kenner

  (55), all of which are also beneficially owned by Peter I. Kenner; Katherine Irene Kenner Trust (115), P. Kenner & B. Kenner Trust (30) and Peter Kenner Annuity Trust (25), all of which are also beneficially owned by Clara Halperin; and Eileen Farley (5,700), J.C. Walter (7,600), T.Y. Wong Foundation, Inc. (17,000), Eleanor Wong (17,000) and IRA FBO Peter I. Kenner (128). Each of these parties to the Agreement disclaims beneficial ownership of all shares other than those which are held of record or beneficially owned by it individually.

Security Ownership of Management

        The following table sets forth, as of March 4, 2002, the number of shares of common stock of the Company beneficially owned by each officer and director and all officers and directors as a group. The percentages are calculated on the basis of the 3,249,411 shares outstanding plus 100,833 shares under presently exercisable options for a total of 3,350,244 shares.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Alan L. Gordon(1)	2,010	Less than 1%
Joseph S. Lesser(2)	2,722,786	81.27%
Hank Rothwell(3)	33,333	Less than 1%
Michael R. Salmond(4)	15,000	Less than 1%
Peter S. Duncan(5)	5,000	Less than 1%
Ronald Krolick(5)	5,000	Less than 1%
Mark Mashburn(5)	5,000	Less than 1%
All Directors and Officers (7 persons)(6)	2,786,119	83.16%

(1)
Loeb Investors Co. XL holds these shares. Mr. Gordon indirectly owns 2,010 shares of the Company through his ownership of an interest in Loeb Investors Co. XL; however, Mr. Joseph S. Lesser, as Managing Partner of Loeb Investors Co. XL, has the sole present voting power with respect to these shares.

(2)
Mr. Joseph S. Lesser is the Managing Partner of Loeb Investors Co. XL, and as such has beneficial ownership of the shares beneficially owned by Loeb Investors Co. XL and he has sole voting and disposition power with respect to all of the shares owned by Loeb Investors Co. XL. (Refer to "Security Ownership of Certain Beneficial Owners" section, Footnote No. 1)

(3)
Mr. Rothwell beneficially owns 33,333 shares under a presently exercisable option.

(4)
Mr. Salmond beneficially owns 15,000 shares under a presently exercisable option.

(5)
Mr. Duncan, Mr. Krolick, and Mr. Mashburn beneficially own 5,000 shares each under a presently exercisable option.

(6)
The 2,786,119 shares shown as being beneficially owned by all officers and directors as a group includes the following: Joseph S. Lesser, 2,722,786 shares, Hank Rothwell, 33,333 shares, Michael R. Salmond, 15,000 shares, Peter S. Duncan, 5,000 shares, Ronald Krolick, 5,000 shares, and Mark Mashburn, 5,000.

BOARD COMMITTEES AND MEETINGS

        The Board of Directors of the Company has two standing committees, the Audit Committee and the Executive Committee established as of January 31, 2001. The Board of Directors does not have a nominating or compensation committee although the Executive Committee includes similar functions. The Executive Committee is composed of Mr. Alan L. Gordon, Mr. Joseph S. Lesser and Mr. Hank Rothwell with Mr. Lesser as Chair. The Audit Committee membership includes Mr. Peter S. Duncan, Mr. Alan L. Gordon, Mr. Ronald S. Krolick and Mr. Mark Mashburn with Mr. Mashburn as Chair. The Audit Committee is responsible for monitoring the Company's internal accounting controls, recommending to the Board the selection of independent auditors and reviewing certain activities of the independent auditors and their reports and conclusions. The Audit Committee held four meetings during 2001.

        During the year ended December 31, 2002, the Board of Directors held one regular meeting and twelve special meetings. Each incumbent director attended the regular meeting and various special meetings of the Board of Directors held in 2001.

PROPOSAL NUMBER 2
TO APPROVE THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS FOR THE FISCAL
YEAR ENDING DECEMBER 31, 2002

        PricewaterhouseCoopers LLP served as the Company's independent accountants for the year ended December 31, 2001 and has so served for each year since 1977. During 2001 PricewaterhouseCoopers LLP performed services and consulted with the Company on various matters for fees and expenses as follows:

1. Audit and review fees	$49,935
2. Financial information systems design and implementation	$—
3. All other fees	$14,578

        The Board of Directors has selected PricewaterhouseCoopers LLP to be independent accountants to the Company for the fiscal year ending December 31, 2002, and recommends their approval by our stockholders.

        It is expected that representatives of PricewaterhouseCoopers LLP will attend the Meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS.

AUDIT COMMITTEE REPORT*

        On January 31, 2001, the Company's Board adopted an Audit Committee Charter. The Charter states that the Committee will assist the Board in fulfilling its oversight responsibilities by performing the following functions: monitoring the integrity of the financial reporting process and internal controls; monitoring the independence and performance of the independent auditors; and facilitating communication between the Board, management and the independent auditors.

        In performing the aforesaid functions for the year ended December 31, 2001, the Committee completed a number of procedures, including those specified in the Charter. In particular, the Committee:

  •
  Reviewed and discussed the Company's audited consolidated financial statements for the year 2001 with the Company's management and the independent auditors.

  •
  Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants ("AICPA").

  •
  Received the written disclosures and letter from the independent auditors required by Standard No. 1, Independence Discussions with Audit Committees, as supplemented, promulgated by the AICPA's Independence Standards Board, and discussed with the independent auditors their independence.

        Based upon the reviews and discussions referred to above, and the report of the independent auditors, the Committee recommended to the Board that the Company's audited consolidated financial statements for the year 2001 be included in its Annual Report to Shareholders and its Annual Report to the Securities and Exchange Commission on Form 10-KSB, and the Board concurred.

*—Submitted by the Audit Committee of the Company's Board of Directors: Mark Mashburn (Chair), Peter S. Duncan, Alan L. Gordon and Ronald S. Krolick.

STOCKHOLDER PROPOSALS

        In accordance with rules of the Securities and Exchange Commission, stockholders of the Company may present proposals to the Company for inclusion in the Company's Proxy Statement prepared in connection with its next regular annual meeting of stockholders. Proposals to be included in the Company's Proxy Statement prepared in connection with its 2003 annual meeting of stockholders must be received by the Company no later than November 30, 2002 in order to be considered for inclusion. The Board of Directors will review any proposal that is received by that date and determine whether it is a proper proposal to present to the annual meeting of stockholders in 2003.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the Meeting, the holders of proxies will vote the shares represented by them in accordance with their best judgment. The Board of Directors may read the minutes of the 2001 Annual Meeting of Stockholders and make reports. However, stockholders will not be requested to approve or disapprove such minutes or reports.

        In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, telegraph, or cable. The Company will also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

                      By Order of the Board of Directors,

                      Michael R. Salmond, Secretary

Park City, Utah
April 20, 2002

PROXY

FRONT OF PROXY CARD

UNITED PARK CITY MINES COMPANY
Proxy Solicited on Behalf of the Board of Directors of the Company
for the Annual Meeting of Stockholders
June 4, 2002

The undersigned stockholder of UNITED PARK CITY MINES COMPANY ("Company") hereby appoints Hank Rothwell and Michael R. Salmond, or either of them, proxies with full power of substitution to act for and on behalf of the undersigned and to vote all stock standing in the name of the undersigned as of the close of business on April 10, 2002, which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting") to be held on Tuesday, June 4, 2002, at the Grand America Hotel, 555 South Main Street, Salt Lake City, Utah, commencing at 10:00 A.M. (Mountain Daylight Time), and at any and all adjournments thereof, upon all matters properly coming before the Meeting.

COMMENTS:	CHANGE OF ADDRESS:

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies named above cannot vote your shares unless you sign and return this card.

SEE REVERSE SIDE

BACK OF PROXY CARD
Preliminary Copies—Confidential

☒ Please mark your votes as in this example.

		For	Withheld	Nominees:			For	Withheld	Abstain
1.	Election of Directors	☐	☐	Joseph S. Lesser Peter S. Duncan Alan L. Gordon Ronald S. Krolick Mark Mashburn Hank Rothwell	2.	Approve the Appointment of PricewaterhouseCoopers LLP	☐	☐	☐
For, except vote withheld from the following nominee(s):

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting

Change of Address/ ☐ Comments on Reverse Side

This proxy when properly executed will be voted in the manner directed herein. In the event that no designation (i.e. "For," "Withheld," "Against," "Abstain") is made, the proxies named on the reverse side hereof intend to vote the shares to which this proxy relates "For" item 1 and "For" item 2. The proxies will vote in their discretion on any other matters properly coming before the Meeting. The signer hereby revokes all proxies heretofore given by the signer to vote at said Meeting or any adjournment thereof.
SIGNATURE (S)	Date

Note:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, or guardian, please give full title as such.

QuickLinks

PERSONS MAKING THE SOLICITATION
STOCKHOLDERS ENTITLED TO VOTE
PROPOSAL NUMBER 1 TO ELECT SIX DIRECTORS TO THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BOARD COMMITTEES AND MEETINGS
PROPOSAL NUMBER 2 TO APPROVE THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002
AUDIT COMMITTEE REPORT
STOCKHOLDER PROPOSALS
OTHER MATTERS